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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            -----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported):
                      December 6, 2000 (December 6, 2000)




                    COMMONWEALTH TELEPHONE ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)




      Pennsylvania                   0-11053                     23-2093008
(State of incorporation      (Commission File Number)         (I.R.S. Employer
    or organization)                                         Identification No.)




                                 100 CTE Drive
                             Dallas, PA 18612-9774
   (Address, including zip code of Registrant's principal executive offices)


       Registrant's telephone number, including area code: (570) 631-2700


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


Item 5: Other Events

     The Registrant issued a press release on December 6, 2000. The text of such release was as follows:

"Contact:    David G. Weselcouch
             Senior Vice President - Investor Relations and
             Corporate Communications
             (570) 631-2807

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Note: This morning, December 6, 2000, Michael J. Mahoney, CTE president and
CEO, will host a conference call and simultaneous webcast at 11:00 a.m. (EST) to discuss CTE's announced restructuring of CTSI. The call will last approximately 30 minutes. To access the call, please call 1-800-553-2178. The conference call passcode is 863474. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-625-5288, passcode 863474. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.
-------------------------------------------------------------------------------

                 CTE Announces Restructuring of CTSI Subsidiary

       CTE to Sharpen Focus on Increasing Cash Flow and Profitability in
                     Combined ILEC and "Edge-Out" Footprint

Dallas, PA - December 6, 2000 - Commonwealth Telephone Enterprises, Inc. ("CTE") [NASDAQ: CTCO, CTCOB] today announced that it will restructure CTSI, Inc. ("CTSI"), the company's facilities-based competitive local exchange carrier ("CLEC") operation. CTSI intends to focus on its original three "edge-out" CLEC markets in Pennsylvania, a shift in strategic direction that will enhance CTSI's near-term cash flow and reduce CTSI's capital requirements. CTSI will exit five non- "edge-out" expansion markets launched over the past two years. "Today, we are setting CTE on a new strategic course," said Michael
J. Mahoney, CTE president and CEO. "A course aimed squarely at growing consolidated cash flow and improving profitability in the near-term, as well as reducing our capital requirements. When I became president and CEO of CTE on July 28, I immediately commenced an assessment of the state of our operations. My aim was to determine the appropriate strategic direction that would lead us to achieving my primary goal: maximizing the value of our shareholders' equity investment in CTE. Restructuring CTSI now is the prudent course of action to put us on track to achieve this goal."


CTSI to Sell Five CLEC Expansion Markets
----------------------------------------
In connection with the restructuring, CTSI plans to sell its five CLEC expansion markets: Southeastern PA (Bucks/Chester/Montgomery counties); Binghamton, NY; Syracuse, NY; Charleston/Huntington, WV; and, Youngstown, OH. CTE has retained the advisory services of Morgan Stanley Dean Witter to market these properties.

CTSI to Retain Three Most Mature CLEC Markets
---------------------------------------------
Going forward, CTSI will focus on its original three "edge-out" markets in
Pennsylvania: Wilkes- Barre/Scranton/Hazleton; Harrisburg; and,
Lancaster/Reading/York. These three regional markets are all adjacent to CTE's highly successful, profitable and efficient ILEC (incumbent local exchange carrier) operation, Commonwealth Telephone Company ("CT").

CTSI launched operations just over three and a half years ago as an ILEC "edge-out" strategy aimed at capitalizing on the excellent market opportunity available in dense, urban geographies adjacent to CT's rural footprint. CTSI has capitalized on this opportunity, achieving solid incremental growth in lines and revenues in these initial three "edge-out" markets.

"Edge-Out" Markets Continue to Offer Excellent Upside Potential
---------------------------------------------------------------
By retaining its three "edge-out" markets, CTSI retains the majority of its CLEC lines and revenue. At the same time, CTSI's overall operating risk declines substantially. In each of these three markets, CTSI continues to have upside opportunity to add lines, grow revenue and increase cash flow. On a pro forma basis, the consolidated three market "edge-out" operation turned EBITDA (earnings before interest, taxes, depreciation and amortization) positive in the third quarter of 2000. Additionally, since CTSI's network in the three retained markets is already substantially constructed, a very high percentage of the future capital deployed in these markets will be success- based (i.e., deployed based on demonstrated customer demand).

"Today's announcement represents an important refocusing of our CLEC strategy," said Mahoney. "We are returning to the 'edge-out' strategy we launched just over three and a half years ago after passage of the Telecommunications Act of 1996, and we will direct our focus on our three most mature markets. These markets are immediately adjacent to CTE's ILEC operations and can best leverage CTE's infrastructure and resources. "We've reached this decision following careful evaluation of our overall CLEC business plan," continued Mahoney. "We concluded that the three 'edge-out' markets hold the greatest opportunity for success and achievement of returns that are commensurate with our objectives. In view of the early stage of operations in the markets we are exiting, reaching cash flow positive in each respective market required additional time and resources, and given the capital intensive nature of this business, it is in the best interest of our shareholders to exit these markets at this time."

CTSI Restructuring Will Improve CTE's Overall Financial Metrics
---------------------------------------------------------------
Key financial implications of today's announcement include the following: The restructured CTSI will grow EBITDA faster. As a result, CTE's consolidated EBITDA will achieve a higher growth rate as expense outlays associated with the five CTSI expansion markets targeted for disposition are curtailed, and the ongoing CTSI organization and related corporate support functions are streamlined. CTE's overall profitability will be enhanced in the near-term. Additionally, CTE's demand for capital will decline considerably, thereby accelerating the period in which CTE is expected to become free cash flow positive on a consolidated basis. CTE anticipates that its consolidated EBITDA growth, coupled with significantly reduced consolidated CAPEX requirements, will further strengthen its already solid, relatively unlevered balance sheet.

In connection with today's announced CTSI restructuring, CTE will take a 2000 fourth quarter charge. In view of the anticipated costs associated with workforce realignment, and considering the asset value associated with the five expansion markets targeted for disposition, management believes the substantially non-cash charge will be in the range of $70-$110 million on a pre-tax basis, and $46-$72 million on an after-tax basis. The actual charge will be contingent on the final disposition of assets. As a result of the restructuring, CTE will be eliminating approximately 300 positions.

Sharpened Focus Will Facilitate Improved Overall Performance Going Forward
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"I am excited about CTE going forward," said Mahoney. "This restructuring will significantly lower the overall risk profile of CTE, while retaining the majority of our CLEC operation. We are retaining the CLEC markets where we have achieved the greatest early success and have the greatest opportunity for near-term profitable growth given their proximity to our ILEC operations and the relative mature state of operations in these markets. Additionally, by focusing our CLEC management on our "edge-out" markets, without the distraction of new market expansion, we expect to increase our market penetration, and to enhance our customer service capabilities and achieve recognition as the quality choice for telecommunications products and services in our CLEC markets. My objective is to put CTSI on a path to enhanced operating cash flow and profitability in the near-term. By doing this, we intend to enhance CTE's consolidated financial performance."

About CTE
---------
Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves a growing base of business and residential customers with the full array of state-of-the-art data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally-switched, fiber- rich network.

CTE's primary operating segments are: Commonwealth Telephone Company ("CT"), the nation's eighth largest independent incumbent local exchange carrier
(ILEC), which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, Inc. ("CTSI"), a local exchange carrier operating outside CT's territory that commenced operations in 1997. CTE's support businesses include epixTM Internet Services (www.epix.net), one of the northeast's largest rural ISPs, with over 48,000 dial-up Internet access subscribers; and, Jack Flash(R), a broadband data service that uses DSL technology to offer high-speed Internet access and digital connectivity solutions. Additionally, CTE operates two other support businesses that provide expertise to its CT and CTSI operations. These businesses are Commonwealth Communications, a provider of telecommunications equipment and facilities management services; and, CLD, a switch-based long-distance reseller.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc. can be found on the Internet at www.ct-enterprises.com.

Forward-Looking Statements
--------------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release is forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect results expressed in any forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, uncertainties related to the Company's ability to penetrate new markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments and changes in the competitive environment in which the Company operates."

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                  COMMONWEALTH TELEPHONE ENTERPRISES, INC.


                                  By: /s/ Donald P. Cawley
                                     --------------------------------------
                                     Name:  Donald P. Cawley
                                     Title: Senior Vice President and Chief
                                              Accounting Officer


Date: December 6, 2000